Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS RESULTS FOR FIRST QUARTER FISCAL 2016

STRONG PERFORMANCE FROM BRIDGER WITH MEANINGFUL PROGRESS ON ACQUISITION INTEGRATION

FERRELLGAS CONTINUES SUCCESSFUL ONGOING TRANSFORMATION
INTO A DIVERSIFIED MIDSTREAM MLP

OVERLAND PARK, KAN. — December 9, 2015 — Ferrellgas Partners, L.P. (NYSE:FGP) today announced Adjusted EBITDA of $48.9 million for the first quarter of fiscal 2016 ended October 31, up 42% from $34.4 million in the same quarter of last year, due to strong results from the Bridger acquisition, which the partnership completed in June 2015. Distributable Cash Flow (DCF) to equity investors for the quarter was $11.2 million, producing DCF coverage of 1.08x for the trailing twelve month period.

President and Chief Executive Officer Stephen L. Wambold commented, “We are excited to report a solid first quarter that represents our first full quarter of combined results following the completed acquisition of Bridger and officially welcoming the organization into the Ferrellgas family. We continue to integrate Bridger, which will serve as a platform for continued midstream growth and diversification. We are also encouraged by the continued solid financial and operational performance of our Propane segment. While persisting warmer nationwide temperatures during our first fiscal quarter put pressure on our Propane segment’s results, our flexibility, focus on maintaining strong margins and commitment to containing retail expenses allowed us to offset the unfavorable operating environment.”

Mr. Wambold concluded, “We are more excited than ever about the future of Ferrellgas and the strong pipeline of acquisition and organic development opportunities. With our acquisition of Bridger we have established a firm foundation for a powerful midstream growth platform and we expect to continue developing our already diverse footprint and extensive customer base in high-growth regions over the course of fiscal 2016 and beyond.”

Propane margin cents per gallon continued to benefit from lower wholesale commodity prices, and during the first fiscal quarter, prices were 57% lower than those of the same quarter in fiscal 2015. Strong margin cents per gallon and lower operating expenses in the Propane and related equipment sales segment helped minimize the effect of warmer temperatures in the more highly concentrated geographic areas Ferrellgas serves. Temperatures were 31% warmer than normal and 13% warmer than prior year for the first fiscal quarter.

Adjusted EBITDA from the Midstream - Crude Oil Logistics segment was $24.8 million during the first fiscal quarter, driven exclusively by the Bridger acquisition which exceeded management’s expectations for the first full fiscal quarter subsequent to the closing of the acquisition. These results reflect management’s focus on expense controls as well as Bridger’s strong customer relationships and contractual agreements which helped navigate a volatile commodity price environment.  The partnership is on pace to generate $100 million of adjusted EBITDA in this segment for full-year fiscal 2016.

Operating expense for the first quarter increased to $115.0 million from $102.9 million in the first fiscal quarter of 2015, primarily due to the additional operating expenses associated with the Bridger acquisition. General and administrative expense rose to $12.2 million from $10.8 million in the fiscal first quarter of 2015, also as a result of the acquisition.

Interest expense increased to $33.8 million for the first fiscal quarter from $23.9 million a year ago, reflecting increased borrowings to fund acquisition and growth capital expenditures. The seasonal Net loss for the quarter was $80.6 million, or $0.79 per common unit, compared to $33.2 million, or $0.40 per common unit in the prior year quarter. The increase in seasonal Net loss is due in part to a one-time, non-cash goodwill write-off related to the partnership’s midstream water solutions operations and a one-time loss on trucks held for sale.

Ferrellgas today also reaffirmed its previously provided estimates for full-year fiscal 2016 Adjusted EBITDA of $400 million to $420 million based on continued confidence in the partnership’s traditional retail operations and expected strong contributions from Bridger.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 29, 2015. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2015, in quarterly reports and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Jack Herrold, Investor Relations — jackherrold@ferrellgas.com or (913) 661-1851

Jim Saladin, Media Relations — jimsaladin@ferrellgas.com or (913) 661-1833

Scott Brockelmeyer, Media Relations — scottbrockelmeyer@ferrelllgas.com or (913) 661-1830

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	October 31, 2015	July 31, 2015

ASSETS

Current Assets:
Cash and cash equivalents	$8,892	$7,652
Accounts and notes receivable, net (including $161,715 and $159,003 of accounts receivable pledged as collateral at October 31, 2014 and July 31, 2014, respectively)	178,678	196,918
Inventories	96,079	96,754
Prepaid expenses and other current assets	57,556	64,285
Total Current Assets	341,205	365,609

Property, plant and equipment, net	941,283	965,217
Goodwill	459,615	478,747
Intangible assets, net	562,326	580,043
Other assets, net	72,917	74,440
Assets held for sale	8,840	—
Total Assets	$2,386,186	$2,464,056

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$63,553	$83,974
Short-term borrowings	95,391	75,319
Collateralized note payable	68,000	70,000
Other current liabilities	200,964	180,687
Total Current Liabilities	427,908	409,980

Long-term debt (a)	1,823,182	1,804,392
Other liabilities	38,458	41,975
Contingencies and commitments

Partners’ Capital:
Common unitholders (100,376,789 units outstanding at both October 31, 2015 and July 31, 2015)	182,403	299,730
General partner unitholder (1,013,907 units outstanding at both October 31, 2015 and July 31, 2015)	(58,228)	(57,042)
Accumulated other comprehensive loss	(30,411)	(38,934)
Total Ferrellgas Partners, L.P. Partners’ Capital	93,764	203,754
Noncontrolling Interest	2,874	3,955
Total Partners’ Capital	96,638	207,709
Total Liabilities and Partners’ Capital	$2,386,186	$2,464,056

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED OCTOBER 31, 2015 AND 2014

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	October 31		October 31
	2015	2014	2015	2014
Revenues:
Propane and other gas liquids sales	$245,301	$394,361	$1,507,956	$2,159,481
Midstream operations	193,670	7,916	292,943	15,351
Other	32,175	41,078	251,282	259,353
Total revenues	471,146	443,355	2,052,181	2,434,185

Cost of sales
Propane and other gas liquids sales	121,751	264,814	834,161	1,462,448
Midstream operations	153,604	1,968	228,226	3,938
Other	14,448	21,892	163,253	164,728

Gross profit	181,343	154,681	826,541	803,071

Operating expense	114,981	102,883	444,380	446,110
Depreciation and amortization expense	36,979	23,309	112,249	87,296
General and administrative expense	12,240	10,828	57,843	46,030
Equipment lease expense	7,032	5,532	25,773	19,211
Non-cash employee stock ownership plan compensation charge	5,256	4,374	25,595	23,120
Non-cash stock-based compensation charge (a)	8,122	16,112	17,992	36,189
Goodwill impairment	29,316	—	29,316	—
Loss on disposal of assets and other	14,917	961	21,055	7,090

Operating income (loss)	(47,500)	(9,318)	92,338	138,025

Interest expense	(33,788)	(23,912)	(110,272)	(88,321)
Loss on extinguishment of debt	—	—	—	(20,901)
Other expense, net	(122)	(449)	(23)	(1,144)

Earnings (loss) before income taxes	(81,410)	(33,679)	(17,957)	27,659

Income tax expense (benefit)	(844)	(510)	(649)	2,056

Net earnings (loss)	(80,566)	(33,169)	(17,308)	25,603

Net earnings (loss) attributable to noncontrolling interest (b)	(773)	(294)	(10)	424

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	(79,793)	(32,875)	(17,298)	25,179

Less: General partner’s interest in net earnings (loss)	(798)	(329)	(173)	252

Common unitholders’ interest in net earnings (loss)	$(78,995)	$(32,546)	$(17,125)	$24,927

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$(0.79)	$(0.40)	$(0.19)	$0.31

Weighted average common units outstanding	100,376.8	82,179.7	89,232.9	80,433.5

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	October 31		October 31
	2015	2014	2015	2014

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(79,793)	$(32,875)	$(17,298)	$25,179
Income tax expense (benefit)	(844)	(510)	(649)	2,056
Interest expense	33,788	23,912	110,272	88,321
Depreciation and amortization expense	36,979	23,309	112,249	87,296
EBITDA	(9,870)	13,836	204,574	202,852
Loss on extinguishment of debt	—	—	—	20,901
Non-cash employee stock ownership plan compensation charge	5,256	4,374	25,595	23,120
Non-cash stock based compensation charge (a)	8,122	16,112	17,992	36,189
Goodwill impairment	29,316	—	29,316	—
Loss on disposal of assets and other	14,917	961	21,055	7,090
Other expense, net	122	449	23	1,144
Change in fair value of contingent consideration (included in operating expense)	(100)	(1,800)	(4,600)	3,200
Severance costs ($805 included in operating costs and $51 included in general and administrative costs)	856	—	856	—
Litigation accrual and related legal fees associated with a class action lawsuit (included in general and administrative expense)	—	723	83	1,147
Unrealized (non-cash) loss on changes in fair value of derivatives	1,038	—	3,450	—
Acquisition and transition expenses (included in general and administrative expense)	15	—	16,388	—
Net earnings (loss) attributable to noncontrolling interest (b)	(773)	(294)	(10)	424
Adjusted EBITDA (c)	48,899	34,361	314,722	296,067
Net cash interest expense (d)	(32,502)	(22,890)	(105,762)	(85,990)
Maintenance capital expenditures (e)	(6,215)	(5,088)	(20,739)	(18,624)
Cash paid for taxes	—	(260)	(452)	(1,076)
Proceeds from asset sales	1,013	1,417	5,501	4,624
Distributable cash flow to equity investors (f)	11,195	7,540	193,270	195,001
Distributable cash flow attributable to general partner and non-controlling interest	224	151	3,865	3,900
Distributable cash flow attributable to common unitholders	10,971	7,389	189,405	191,101
Less: Distributions paid to common unitholders	51,443	41,356	175,520	161,136
Distributable cash flow excess/(shortage)	$(40,472)	$(33,967)	$13,885	$29,965

Propane gallons sales
Retail - Sales to End Users	110,973	124,147	595,607	650,253
Wholesale - Sales to Resellers	50,566	61,935	258,696	291,368
Total propane gallons sales	161,539	186,082	854,303	941,621

Salt water volume - Midstream operations (barrels processed)	4,734	3,997	17,766	6,497
Crude oil hauled - Midstream operations (barrels)	24,264	—	34,711	—
Crude oil sold - Midstream operations (barrels)	1,510	—	2,006	—

(a)   Non-cash stock-based compensation charges consist of the following:

	Three months ended		Twelve months ended
	October 31		October 31
	2015	2014	2015	2014
Operating expense	$1,218	$3,545	$2,848	$8,082
General and administrative expense	6,904	12,567	15,144	28,107
Total	$8,122	$16,112	$17,992	$36,189

(b)   Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)          Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., income tax expense (benefit), interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, goodwill impairment, loss on disposal of assets and other, other expense, net, change in fair value of contingent consideration, litigation accrual and related legal fees associated with a class action lawsuit, unrealized (non-cash) loss on changes in fair value of derivatives, acquisition and transition expenses and net earnings (loss) attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)         Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)          Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)           Management considers distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

The following table includes a reconciliation of forecasted net earnings atttributable to Ferrellgas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending July 31, 2016.

Forecast
Fiscal Year
Ending
July 31,
2016
Net earnings attributable to Ferrellgas Partners, L.P. (estimate) (g)	$20,000
Interest expense (estimate)	134,000
Income tax expense (estimate)	1,000
Depreciation and amortization expense (estimate)	150,000
Non-cash employee stock ownership plan compensation charge (estimate)	28,000
Non-cash stock based compensation charge (estimate)	27,000
Loss on disposal of assets and other (estimate)	19,900
Change in fair value of contingent consideration (included in operating expense)	(100)
Severance costs	900
Goodwill impairment charge	29,300
Adjusted EBITDA (h)	$410,000

(g) Represents estimated net earnings attributable to Ferrellgas Partners, L.P. after adjusting for change in fair value of gains and losses on commodity and interest rate derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on these instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices and interest rates which cannot be forecasted.

(h) Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2016.